SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment #1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2004

FLIR Systems, Inc.

(Exact name of Registrant as specified in its charter)

Oregon	0-21918	93-0708501
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16505 S.W. 72nd Avenue, Portland, Oregon	97224
(Address of principal executive offices)	(Zip Code)

(503) 684-3731

(Registrant’s telephone number, including area code)

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1 Press Release issued by FLIR Systems, Inc. on April 21, 2004 (incorporated by reference to the Current Report on Form 8-K filed by the Company on April 21, 2004).

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 21, 2004, FLIR Systems, Inc. (the “Company”) issued a press release announcing (i) its financial results for the quarter ended March 31, 2004, (ii) its expectations as to net earnings for the year ending December 31, 2004, and (iii) the appointment of Co-Presidents of the Company’s Imaging Division. The press release is incorporated by reference to the Current Report on Form 8-K filed on April 21, 2004 and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 22, 2004.

FLIR SYSTEMS, INC. (Registrant)

By:	/s/ STEPHEN M. BAILEY
Stephen M. Bailey Senior Vice President, Finance and Chief Financial Officer